UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2016

Editas Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001‑37687	46‑4097528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hurley Street Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401‑9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐     Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐     Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Explanatory Note

Editas Medicine, Inc. (the “Company”) is filing this Current Report on Form 8-K solely for the purpose of filing as exhibits certain agreements that the Company has entered into for which the Company is requesting confidential treatment as to certain portions. The Company previously reported its entry into the agreements attached as Exhibits 99.1, 99.2, and 99.3 hereto in a Current Report on Form 8-K filed on December 21, 2016. The Company did not previously report its entry into the Second Amendment to Exclusive Patent License Agreement attached as Exhibit 99.4 hereto in a Current Report on Form 8-K as a result of the Company’s determination that such amendment was immaterial to the Company, notwithstanding the materiality to the Company of the agreement to which the amendment related.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1†	Cpf1 License Agreement, by and between the Company and the Broad Institute, Inc., dated December 16, 2016
99.2†	Amended and Restated Cas9‑I License Agreement, by and between the Company, President and Fellows of Harvard College, and the Broad Institute Inc., dated December 16, 2016
99.3†	Cas9‑II License Agreement, by and between the Company and the Broad Institute, Inc., dated December 16, 2016
99.4†	Second Amendment to Exclusive Patent License Agreement, by and between the Company and The General Hospital Corporation d/b/a Massachusetts General Hospital, dated November 17, 2016

†        Confidential treatment requested as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDITAS MEDICINE, INC.

Date: January 23, 2017	By:	/s/ Andrew A. F. Hack
Andrew A. F. Hack
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1†	Cpf1 License Agreement, by and between the Company and the Broad Institute, Inc., dated December 16, 2016
99.2†	Amended and Restated Cas9‑I License Agreement, by and between the Company, President and Fellows of Harvard College, and the Broad Institute Inc., dated December 16, 2016
99.3†	Cas9‑II License Agreement, by and between the Company and the Broad Institute, Inc., dated December 16, 2016
99.4†	Second Amendment to Exclusive Patent License Agreement, by and between the Company and The General Hospital Corporation d/b/a Massachusetts General Hospital, dated November 17, 2016

†        Confidential treatment requested as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.